FORM OF AMENDMENT TO
DISTRIBUTION AGREEMENT

This [             ] amendment (the “Amendment”) to the Distribution Agreement dated as of December 12, 2013 (the “Agreement”), by and between Investment Managers Series Trust II (the “Trust”), and IMST Distributors, LLC (“Foreside”), is entered into as of _________________, 2016, and is effective as of the date set forth for each Fund listed in Exhibit A.

WHEREAS, the Trust and Foreside desire to amend Exhibit A to the Agreement to add the Vivaldi Orinda Multi-Strategy Fund; and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.         Exhibit A of the Agreement is hereby deleted and replaced by Exhibit A attached hereto to add the Vivaldi Orinda Multi-Strategy Fund.

2.         Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

3.         This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST II

By:		By:
	Mark Fairbanks, Vice President		Rita Dam, Treasurer

EXHIBIT A

As of _______________, 2016

Funds	Effective Date
ACR Multi-Strategy Quality Return Fund	December 31, 2014
All Terrain Opportunity Fund	November 3, 2014
Cedar Ridge Unconstrained Credit Fund	December 12, 2013
Kaizen Hedged Premium Spreads Fund	August 3, 2015
Regal Total Return Fund	May 27, 2014
Vivaldi Merger Arbitrage Fund	October 1, 2015
Vivaldi Orinda Multi-Strategy Fund	---------------
Gripman Absolute Value Balanced Fund	November 30, 2015
MarketGrader 100 Enhanced Index Fund	December 31, 2015
Altrius Enhanced Income Fund	December 31, 2015

2